     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2003
                                                REGISTRATION NO. 333-[---------]

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                                 CITIGROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                     52-1568099
  (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)
                                  -------------
                                 399 PARK AVENUE
                               NEW YORK, NY 10043
                                 (212) 559-1000

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  -------------
                                   JOHN R. DYE
                            ASSOCIATE GENERAL COUNSEL
                                 CITIGROUP INC.
                                 425 PARK AVENUE
                               NEW YORK, NY 10043
                                 (212) 559-1000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                                  -------------
                                   COPIES TO:
                           GREGORY A. FERNICOLA, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                          NEW YORK, NEW YORK 10036-6522
                                 (212) 735-3000

---------------
      Approximate date of commencement of proposed sale of the securities to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS              AMOUNT TO BE         OFFERING PRICE          AGGREGATE          REGISTRATION
 OF SECURITIES TO BE REGISTERED        REGISTERED           PER SHARE (1)        OFFERING PRICE           FEE
 ------------------------------        ----------           -------------        --------------           ---
Common Stock of Citigroup Inc. to
be offered by the selling
stockholders named herein               6,132,323            $39.04               $239,405,890        $19,368

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices per share of the common stock as quoted on the New York Stock Exchange on May 12, 2003 (within 5 business days prior to filing this registration statement).

                                  -------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED MAY 16, 2003

                                                               RESALE PROSPECTUS

                                 --------------
                                 CITIGROUP INC.

                        6,132,323 SHARES OF COMMON STOCK
                                 --------------

WHO IS OFFERING THE COMMON STOCK AND RECEIVING PROCEEDS FROM ANY SALES. The shares of common stock described in this prospectus are being offered for sale from time to time by the selling stockholders named herein who acquired the shares in connection with Citigroup's acquisition of Golden State Bancorp. The selling stockholders will receive all of the proceeds from any sales. Citigroup will not receive any of the proceeds.

HOW SALES WILL BE MADE; PRICE OF SHARES. The selling stockholders may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares.

FEES AND EXPENSES. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses. Citigroup is paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

Citigroup's common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "C". On May 15, 2003, the last reported sale price for Citigroup's common stock on the New York Stock Exchange was $39.45 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 --------------

                    THE DATE OF THIS PROSPECTUS IS    , 2003

                                TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS......................................................  3

CITIGROUP INC...................................................................  3

USE OF PROCEEDS.................................................................  4

SELLING STOCKHOLDERS............................................................  4

PLAN OF DISTRIBUTION............................................................  6

LEGAL MATTERS...................................................................  8

EXPERTS.........................................................................  8

WHERE YOU CAN FIND MORE INFORMATION.............................................  9

                           FORWARD-LOOKING STATEMENTS

      This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup's management's beliefs and assumptions and on information currently available to Citigroup's management. Forward-looking statements include information concerning Citigroup's possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

      Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. Citigroup does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

                                 CITIGROUP INC.

      Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts in over 100 countries and territories. Citigroup's activities are conducted through the Global Consumer, Global Corporate and Investment Bank, Private Client Services, Global Investment Management, and Proprietary Investment Activities business segments.

      Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities, state insurance departments and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

      Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks.

      The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

                                 USE OF PROCEEDS

      All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders and Citigroup will not receive any of the proceeds from such sales.

                              SELLING STOCKHOLDERS

      The selling stockholders acquired the shares of common stock offered by this prospectus from Citigroup in connection with the acquisition of Golden State Bancorp by Citigroup in November 2002.

      The registration of these shares does not necessarily mean that the selling stockholders will sell all or any of the shares.

      The following table provides information regarding the beneficial ownership of Citigroup's common stock by the selling stockholders, as of May 15, 2003. The number of shares set forth in the table below represents all shares of Citigroup's common stock owned by the selling stockholders.

      The information provided in the table below with respect to the selling stockholders has been obtained from the selling stockholders and Citigroup has not sought to verify this information.


                                               NUMBER OF SHARES
                                              BENEFICIALLY OWNED
         NAME OF SELLING                        PRIOR TO THE                   NUMBER OF SHARES
           STOCKHOLDERS                           OFFERING                   BEING OFFERED (1)(3)
           ------------                           --------                   --------------------
       GSB Investments Corp. (2)                  17,608,755                    2,731,181

       Hunter's Glen/Ford, Ltd. (4)               22,471,556                    3,401,142

__________________

(1) Represents less than 1% of Citigroup's outstanding common stock.

(2) GSB Investments Corp. is a wholly owned subsidiary of GSB Guarantor Corp. ("Guarantor"), which beneficially owns an additional 19,274,877 shares. Guarantor is therefore the beneficial owner of 36,883,632 shares. Guarantor is a wholly owned subsidiary of MacAndrews & Forbes Holdings Inc.

(3) If the selling stockholders sell all of the shares of common stock covered by this prospectus, the number of shares that would be beneficially owned by GSB Investments Corp. after the offering would be 14,877,574 and the number of shares that would be beneficially owned by Hunter's Glen/Ford, Ltd. after the offering would be 19,070,414. However, under the "Plan of Distribution" set forth in this registration statement, a selling stockholder may enter into hedging transactions with respect to its shares. In certain hedging transactions, the selling stockholder may retain beneficial ownership of the shares and the number of shares beneficially owned by the selling stockholder after such an offering would therefore not change.

(4) The shares of common stock beneficially owned by Hunter's Glen/Ford, Ltd., include (i) 9,671,556 shares of common stock held of record by Hunter's Glen/Ford, Ltd., (ii) 6,400,000 shares of common stock held of record by Hunter's Glen/Ford SPE, LP and (iii) 6,400,000 shares of common stock held of record by Hunter's Glen/Ford SPE BOA, LP. Hunter's Glen/Ford Citi, LLC is the general partner of Hunter's Glen/Ford SPE, LP, and Hunter's Glen/Ford Citi BOA, LLC is the general partner of Hunter's Glen/Ford SPE BOA, LP. Hunter's Glen/Ford, Ltd. is the sole member of Hunter's Glen/Ford Citi, LLC and Hunter's Glen/Ford Citi BOA, LLC and, therefore, may be deemed to beneficially own the shares of common stock held of record by Hunter's Glen/Ford SPE, LP and Hunter's Glen/Ford SPE BOA, LP. Gerald J. Ford and Ford Diamond Corporation are the general partners of Hunter's Glen/Ford, Ltd. and, in such capacities, may be deemed to beneficially own the shares of common stock beneficially owned by Hunter's Glen/Ford, Ltd. Mr. Ford is also the beneficial owner of 100,525 shares of common stock held of record by him. Mr. Ford was the Chairman of the Board of Directors and Chief Executive Officer of Golden State Bancorp when it was acquired by Citigroup in November 2002. In such capacity, Mr. Ford was granted options to acquire shares of common stock of Golden State Bancorp. In connection with Citigroup's acquisition of Golden State Bancorp, Citigroup assumed the options granted to Mr. Ford by Golden State Bancorp. Mr. Ford may acquire up to 572,903 shares of common stock within 60 days of May 16, 2003 upon the exercise of such options. The Gerald J. Ford Family Support Foundation, an irrevocable trust of which Mr. Ford is the settlor, is the beneficial owner of 230,000 shares of common stock held of record by it. Mr. Ford expressly disclaims beneficial ownership of the shares of common stock held of record by The Gerald
J. Ford Family Support Foundation.

                              PLAN OF DISTRIBUTION

      Citigroup is registering the shares of common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the donees, transferees or others who may later hold the selling stockholders' interests. Pursuant to a registration rights agreement, dated as of November 6, 2002, Citigroup agreed to register the common stock owned by the selling stockholders and to enter into an agreement to indemnify the selling stockholders against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act. Under the registration rights agreement, Citigroup also agreed to pay the costs and fees of registering the shares of common stock; however, the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock.

      The selling stockholders may sell the common stock being offered hereby in one or more of the following ways at various times:

      - to underwriters for resale to the public or to institutional investors;

      -     directly to institutional investors; or

      -     through agents to the public or to institutional investors.

      The selling stockholders will act independently of Citigroup in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the common stock on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common stock by the selling stockholders may also be effected through the issuance by the selling stockholders or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

      In addition, the selling stockholders may sell some or all of the shares of common stock covered by this prospectus through:

      - a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

      - purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

      - ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

      -     privately negotiated transactions.

      A selling stockholder may also enter into hedging transactions. For example, a selling stockholder may:

      - enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

      - sell common stock short itself and redeliver such shares to close out its short positions;

      - enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

      - loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

      The selling stockholders may negotiate and pay broker-dealers' commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. The selling stockholders and any broker-dealers involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of
Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If a selling stockholder qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of
Section 5(b)(2) of the Securities Act.

      In addition to selling its common stock under this prospectus, a selling stockholder may:

         - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

         - transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

         - sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

         -  sell its common stock by any other legally available means.

      The selling stockholders may offer the shares of common stock to or through any broker-dealer subsidiary of Citigroup, including Citigroup Global Markets Inc. The broker-dealer subsidiaries of Citigroup are members of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered common stock. Accordingly, offerings of offered common stock in which Citigroup's broker-dealer subsidiaries participate will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by John R. Dye, Esq., Associate General Counsel - Corporate Law of Citigroup, 425 Park Avenue, New York, New York 10043. Mr. Dye beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% of Citigroup's common stock.

                                     EXPERTS

      The consolidated financial statements of Citigroup Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements are included in Citigroup's annual report on Form 10-K for the year ended December 31, 2002, and incorporated by reference in this prospectus. The report of KPMG LLP also is incorporated by reference in this prospectus. The report of KPMG LLP refers to changes, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets, and, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. The consolidated financial statements of Citigroup referred to above are incorporated by reference in this prospectus in reliance upon such reports and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      As required by the Securities Act, Citigroup filed a registration
statement (No. 333-    ) relating to the securities offered by this prospectus
with the SEC. This prospectus is a part of that registration statement, which includes additional information.

      Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

      The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over comparable but earlier dated information included in this prospectus. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

      (a)   Annual Report on Form 10-K for the year ended December 31, 2002;

      (b)   Quarterly Report on form 10-Q for the quarter ended March 31, 2003;

      (c) Current Reports on Form 8-K filed January 22, 2003, January 31, 2003, February 7, 2003, February 13, 2003, February 19, 2003, March 12, 2003, March 20, 2003, March 21, 2003, March 26, 2003, April 11,
            2003, April 14, 2003, April 28, 2003 and May 7, 2003; and

      (d) Registration Statement on Form 8-B, dated May 10, 1988, describing Citigroup's common stock, and the description of Citigroup's common stock in the Prospectus dated January 29, 2003 that forms a part of Citigroup's Registration Statement on Form S-3 filed December 26, 2002 (File No. 333-102206) under the Securities

            Act of 1933, as amended, including any amendments or reports filed for the purpose of updating such descriptions.

      All documents Citigroup files publicly pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

      You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

                           Citigroup Document Services
                            140 58th Street, Suite 7i
                               Brooklyn, NY 11220
                           (877) 936-2737 (toll free)
                        (718) 765-6460 (outside the U.S.)

      You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. No offer of these securities is being made in any state where the offer is not permitted.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses payable by the Registrant in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission Registration fee.

        Commission Registration Fee................    $   19,368
        Accounting Fees............................         5,500
        Printing and Engraving Fees................         1,000
        Legal Fees and Expenses....................         5,000
        Stock Exchange Listing Fees................             0
        Miscellaneous..............................           132
                  Total............................    $   31,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

      Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

      The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

      Pursuant to a registration rights agreement entered into by Citigroup and the selling stockholders, under certain circumstances, each of Citigroup and the selling stockholders have agreed to indemnify each other and their respective directors and officers for certain liabilities, including liabilities incurred under the Securities Act, in connection with the registration of the shares of common stock being offered by the selling stockholders.

      For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16. EXHIBITS.

         EXHIBIT
         NUMBER             DESCRIPTION
         -------            -----------
         5.01           Opinion of John R. Dye, Esq.
         23.01          Consent of KPMG LLP, independent auditors.
         23.02          Consent of John R. Dye, Esq. (Included in Exhibit 5.01).
         24.01          Powers of Attorney of certain Directors.

ITEM 17. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in clauses (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (D)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2003.

                                         CITIGROUP INC.

                                         By:   /s/ Todd S. Thomson
                                              --------------------------------
                                         Name:  Todd  S. Thomson
                                         Title: Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on May 16, 2003.

              SIGNATURES
              ----------

         /s/ Sanford I. Weill            Chairman and Chief Executive Officer
--------------------------------------   (Principal Executive Officer)
           Sanford I. Weill


         /s/ Todd S. Thomson             Chief Financial Officer
--------------------------------------   (Principal Financial Officer)
            Todd S. Thomson

         /s/ William P. Hannon           Controller and Chief Accounting Officer
--------------------------------------   (Principal Accounting Officer)
           William P. Hannon


                  *                      Director
--------------------------------------
         C. Michael Armstrong

                  *                      Director
--------------------------------------
           Alain J.P. Belda

                  *                      Director
--------------------------------------
             George David

                  *                      Director
--------------------------------------
            Kenneth T. Derr

                  *                      Director
--------------------------------------
            John M. Deutch

                  *                      Director
--------------------------------------
           Roberto Hernandez

                  *                      Director
--------------------------------------
           Ann Dibble Jordan

                  *                      Director
--------------------------------------
            Dudley C. Mecum

                  *                      Director
--------------------------------------
           Richard D. Parsons

                  *                      Director
--------------------------------------
           Andrall E. Pearson

                  *                      Director
--------------------------------------
            Robert E. Rubin

                  *                      Director
--------------------------------------
           Franklin A. Thomas

                  *                      Director
--------------------------------------
             Arthur Zankel

       *By: /s/ Todd S. Thomson
           ---------------------------
            Todd S. Thomson
            Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                DESCRIPTION
-------               -----------
5.01         Opinion of John R. Dye, Esq.
23.01        Consent of KPMG LLP, independent auditors.
23.02        Consent of John R. Dye, Esq. (included in Exhibit 5.01).
24.01        Powers of Attorney of certain Directors.